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[LOGO]        WRC Media Inc.
              512 Seventh Avenue
              22nd Floor
              New York, NY  10018



CONTACT:          Richard Nota
                  WRC Media Inc.
                  212-768-1150
                  Fax 212-768-1887
                  rnota@wrcmedia.com
                  www.wrcmedia.com

For Immediate Release


          WRC MEDIA INC., A LEADING SUPPLEMENTARY EDUCATION PUBLISHER,
                    TO REPORT FIRST QUARTER RESULTS FOR 2004
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New York, NY, May 5, 2004 - WRC Media to report its 2004 first quarter results on Form 10-Q on Friday, May 14, 2004 when it files its quarterly financial statements with the Securities and Exchange Commission.

WRC Media plans to hold a conference call on Tuesday, May 18, 2004 at 11 am, Eastern Time. In order to participate in the call, please dial 1 (888) 428-4474 if you are in the U.S. or 1 (651) 291-5254 if you are outside the U.S. Conference ID is WRC Media Conference. You should dial in at least five minutes prior to the start of the call. A recorded version also will be available after the conference by calling 1 (800) 475-6701 in the U.S. or 1 (320) 365-3844, if you are outside the U.S. The access code is 730256. The recorded version will be available after the completion of the call beginning on May 18, 2004 at 6:00 pm ET until 11:59 pm ET, May 25, 2004.

                                  * * * * * * *

WRC Media Inc., a leading publishing and media company, creates and distributes innovative supplementary educational materials for the school, library, and home markets. WRC Media's product suite includes some of the best-known brands in education, recognized for their consistent high quality and proven effectiveness. WRC Media Inc. operates in one industry segment, educational publishing organized in five principal operating units:

       AGS(R) is a leader in producing highly reliable and valid behavior, ability, achievement, and speech-language assessments for all ages. The company also publishes a variety of high-interest, low-reading-level textbooks for middle and high school students, as well as curriculum-based assessment software and test preparation programs.

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       CompassLearning(TM) is the leader in research-driven, standards-based innovative-learning solutions that provide choices to help teachers manage student performance, personalize learning, and connect communities of learners. With over 7,000 hours of curriculum and instruction, more than 20,000 schools use CompassLearning(TM) solutions.

       World Almanac Education Group, Inc. publishes the World Almanac(R), the World Almanac for Kids, Facts On File(R) news periodicals and Internet services, Gareth Stevens books, and the Funk & Wagnalls(R) encyclopedia. The company distributes high quality print and electronic education materials to schools and libraries.

       Weekly Reader Corporation publishes Weekly Reader(R) periodicals serving over 7 million school children. It also publishes other branded periodicals and instructional materials, including Teen Newsweek(R), published for middle and high school students.

       WRC Consumer and Sponsored Publishing includes the company's custom educational publishing company, Lifetime Learning Systems(R) (Lifetime). Lifetime Learning Systems is the recognized leader in developing customized educational programs. Lifetime's programs are customized for sponsors; including corporations, nonprofit associations and government agencies that have the need to cost effectively convey important public relations and marketing messages to targeted audiences. The mission of WRC Consumer and Sponsored Publishing is to continue grow WRC Media sales. It will mine the value of our brands and grow our consumer business through alternative outlets and alliances.

Information in this press release may contain forward-looking statements, including statements regarding our expectations, beliefs, intentions or strategies that involve a number of risks, uncertainties, and assumptions. Should any of the risks or uncertainties develop into actual events, or our assumptions prove to be inaccurate, actual outcomes and results could differ materially from what is expressed in such forward-looking statements and these developments or inaccuracies could materially and adversely affect our business, financial condition and results of operations. Risks and uncertainties relating to WRC Media's and its subsidiaries' businesses are set forth in the documents and reports filed from time to time with the Securities and Exchange Commission.

Additional links:
www.wrcmedia.com
www.agsnet.com
www.compasslearning.com
www.weeklyreader.com
www.worldalmanac.com
www.worldalmanacforkids.com
www.facts.com
www.wae.cc
www.childu.com
www.garethstevens.com
www.thinkbox.com
www.lls-online.com


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